                 AMENDMENT NO. 1 TO THE MORTGAGE LOAN PURCHASE,
                       WARRANTIES AND SERVICING AGREEMENT
                          (WHOLE LOAN SERIES 2005 WL-L)

      This Amendment (this "Amendment") dated as of January 1, 2006, by and among Purchaser, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the "Servicer") and
CHASE HOME FINANCE LLC, a limited liability corporation (the "Seller"), and BANK
OF AMERICA, NATIONAL ASSOCIATION, a national banking association (the
"Purchaser"), amends the Mortgage Loan Purchase, Warranties and Servicing
Agreement, dated May 1, 2005, by and among Purchaser, the Seller and the
Servicer relating to the pool of mortgage loans designated "WL-L."

                                   WITNESSETH

      WHEREAS, the Servicer, the Seller and the Purchaser desire to correct a scrivener's error in the Agreement and to clarify the original intent and understanding of the parties to the Agreement as of the date thereof.

      NOW, THEREFORE, the Servicer, the Seller and the Purchaser agree, in consideration of the mutual premises and mutual obligations set forth herein and other good and valuable consideration, that the Agreement is hereby amended as follows:

      1.    Each reference to the defined term "Seller" shall be deleted and replaced by the defined term "Servicer" in the following:

         a) the definitions of "Eligible Account," "Fidelity Bond," "Monthly
            Advance," "Monthly Remittance Advice," "Officers' Certificate," "REO
            Disposition," "REO Disposition Proceeds," REO Property," "Servicing
            Advance," "Servicing Fee," "Servicing File," "Servicing Officer,"
            "Servicing Rights" and "Subservicing Agreement" and

         b) Section 2.03, Section 2.04 (with the exception of the first sentence thereof), Section 2.06, sixth and seventh paragraph of Section 2.07,
            Article IV, Article V, Articles VI, Article VII, Section 8.03,
            Article IX, Article X and Section 12.01.

      2.    The definitions of "Applicable Requirements" and "Reconstitution
Agreement" shall be deleted in their entirety and replaced by the following:

            "Applicable Requirements: Shall mean and include with respect to the
            Mortgage Loans: (i) all contractual obligations of Seller, Servicer, and the Originator and any Prior Servicers including, without limitation, those contractual obligations contained in this
            Agreement, in any agreement with any insurer or in the Mortgage Loan
            Documents; (ii) all applicable federal, state and local legal and regulatory requirements (including statutes, rules,

                                        1

            regulations and ordinances) binding upon Seller, Servicer, the
            Originator and any Prior Servicer; (iii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction, including without limitation those of any insurer; (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions; and
            (v) Accepted Servicing Practices.

            Reconstitution Agreement: Any of the agreement or agreements entered into by the Purchaser and/or certain third parties, and if necessary the Seller and the Servicer, on the Reconstitution Date or Dates
            with respect to any or all of the Mortgage Loans conveyed hereunder, in connection with a Whole Loan Transfer, Agency Transfer, or a
            Pass-Through Transfer as set forth in Section 11.01."

      3.    The fourth and fifth paragraphs of the Agreement shall be deleted in their entirety and replaced with the following:

            "WHEREAS, the Purchaser, the Servicer, and the Seller wish to prescribe the representations and warranties of the Seller with respect to itself and the Mortgage Loans and the management, servicing, transfer and control of the Mortgage Loans;

            NOW, THEREFORE, in consideration of the mutual agreements
            hereinafter set forth, and for other good and valuable
            consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser, the Servicer, and the Seller agree as follows:"

      4.    The fourth paragraph of Section 2.02 shall be deleted in their entirety and replaced by the following:

                  "The Purchaser shall be entitled to (1) all scheduled
            principal due after the Cut-off Date, (2) all other recoveries of principal collected on or after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the
            Cut-off Date and collected by the Servicer or any successor servicer after the Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of applicable
            Servicing Fees (minus that portion of any such payment which is allocable to the period prior to the Cut-off Date). The outstanding principal balance of each Mortgage Loan as of the Cut-off Date is determined after application of payments of principal due on or before the Cut-off Date whether or not collected, together with any unscheduled Principal Prepayments collected prior to the Cut-off
            Date; provided, however, that

                                        2

            payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Servicer shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Servicer to the Purchaser."

      5.    Notwithstanding any other provision in this Amendment, the seventh sentence in Section 2.04 shall be deleted in its entirety and replaced by the following:

                  "All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the
            Mortgage Loans and all records or documents with respect to the
            Mortgage Loans prepared by or which come into the possession of the
            Seller or Servicer shall be received and held by the Servicer in trust for the benefit of the Purchaser as the owner of the Mortgage
            Loans. "

      6.    Sections 8.01 and 8.02 shall be deleted in their entirety and replaced by the language set forth in Exhibit A attached hereto.

      7.    Section 11.01 shall be deleted in its entirety and replaced by the language set forth in Exhibit B attached hereto.

      This Amendment shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

      This Amendment shall inure to the benefit of and be binding upon the
Seller, the Servicer and the Purchaser, and each of their respective successors and permitted assigns under the Agreement.

      Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto is the Agreement.

                       [SIGNATURES ON THE FOLLOWING PAGE]

                                       3

      IN WITNESS HEREOF, the parties have caused their names to be signed to this Amendment by their respective duly authorized officers as of the date first written above.

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION
                                        a national banking association

                                        By:    /s/ Ralph Armenta
                                              ---------------------------------
                                        Name:      Ralph Armenta
                                              ---------------------------------
                                        Title:     Vice President
                                              ---------------------------------

                                        CHASE HOME FINANCE LLC
                                        a limited liability corporation

                                        By:    /s/ Ralph Armenta
                                              ---------------------------------
                                        Name:      Ralph Armenta
                                              ---------------------------------
                                        Title:     Vice President
                                              ---------------------------------

                                        BANK OF AMERICA, NATIONAL
                                        ASSOCIATION,
                                        a national banking association

                                        By:    /s/ Bruce W. Good
                                              ---------------------------------
                                        Name:      Bruce W. Good
                                              ---------------------------------
                                        Title:     Vice President
                                              ---------------------------------

 [Amendment to WL-L Mortgage Loan Purchase, Warranties and Servicing Agreement]

                                                                       EXHIBIT A

      8.01 Indemnification: Third Party Claims.

      Each of the Seller and the Servicer agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of such party to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this Agreement; provided that such party shall not be required to indemnify
Purchaser with respect to any amounts otherwise paid to the Purchaser with respect to the Repurchase Price, as provided in Section 3.03. The Seller agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the breach of a representation or warranty set forth in
Sections 3.01 or 3.02 of this Agreement; provided that Seller shall not be required to indemnify Purchaser with respect to any amounts otherwise paid to the Purchaser with respect to the Repurchase Price, as provided in Section 3.03.
The Seller, or the Servicer, as applicable, shall immediately notify the
Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Seller, or the Servicer, as applicable, shall follow any written instructions received from the Purchaser in connection with such claim. The
Purchaser shall promptly reimburse the Seller, or the Servicer, as applicable, for all amounts advanced by it pursuant to the two preceding sentences except when the claim relates to the failure of the Servicer to service and administer the Mortgages in strict compliance with the terms of this Agreement, the breach of representation or warranty set forth in Sections 3.01 or 3.02, or the negligence, bad faith or willful misconduct of Seller, or the Servicer, as applicable. The provisions of this Section 8.01 shall survive termination of this Agreement.

      Section 8.02 Merger or Consolidation of the Seller.

      Each of the Seller and the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation or a national banking association under federal law, as applicable, except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

                                    Exh. A-1

      Any person into which the Seller, or the Servicer, as applicable, may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, or the Servicer, as applicable, shall be a party, or any Person succeeding to the business of the Seller, or the Servicer, as applicable, whether or not related to loan servicing, shall be the successor of the Seller, or the Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii)
who is a FNMA or FHLMC approved seller/service in good standing. Furthermore, in the event the Seller, or the Servicer, as applicable, transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the
Seller, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Seller's, or Servicer's, as
applicable, obligations and liabilities.

                                    Exh. A-2

                                                                       EXHIBIT B

      Section 11.01 Reconstitution of Mortgage Loans.

      (a)   Each of the Seller and the Servicer acknowledges and the Purchaser agrees that with respect to some or all of the Mortgage Loans, the Purchaser may effect any of the following:

            (i)   one or more sales of the Mortgage Loans as whole loan
      transfers (each, a "Whole Loan Transfer"); and/or

            (ii)  one or more Transfers; and/or

            (iii) one or more sales of the Mortgage Loans as agency
      transfers (each, an "Agency Transfer").

      (b)   With respect to each Whole Loan Transfer, Agency Transfer or
Pass Through Transfer, as the case may be, each of the Seller and the Servicer agrees:

      (i)   to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and reasonable due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Purchaser shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

      (ii)  to execute all agreements required to be executed by the Servicer in connection with such Whole Loan Transfer, Agency Transfer or Pass-Through
Transfer provided that such agreements will not contain any greater obligations on the part of Servicer as are contained in this Agreement and Servicer is given an opportunity to review and reasonably negotiate in good faith the content of such documents;

      (iii) to deliver to the Purchaser and to any Person designated by the
Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller or the Servicer its underwriting standards, its financial condition and its mortgage loan delinquency, foreclosure experience and any additional information reasonably requested by the Purchaser, and to indemnify the Purchaser and its affiliates for material misstatements contained in such information, and to deliver such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller or the Servicer as shall be reasonably requested by the Purchaser;

      (iv)  to deliver to the Purchaser, and to any Person designated by the
Purchaser, such in house opinions of counsel in a form reasonably acceptable to the Purchaser as are customarily delivered by servicers and reasonably determined by the Purchaser to be necessary in connection with Whole Loan
Transfers, Agency Transfers or Pass Through Transfers;

      (v)   to make all representations and warranties with respect to the
Mortgage Loans as of the Closing Date and with respect to the Seller or the
Servicer itself as of the closing date of each Whole Loan Transfer, Agency
Transfer or Pass-Through Transfer;

                                    Exh. B-1

      (vi)  to make representations and warranties (1) that the Servicer has serviced the Mortgage Loans in accordance with the terms of this Agreement, provided accurate statements to the Purchaser pursuant to Section 5.02 of this
Agreement, and otherwise complied with all covenants and obligations hereunder and (2) that the Seller has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans; and

      (vii) the third party costs incurred by Seller or the Servicer in connection with compliance with this Section 11.01, including but not limited to the costs of opinions of outside special counsel that may be required for a
Whole Loan Transfer, Agency Transfer or Pass Through Transfer, shall be the responsibility of the Purchaser.

      All Mortgage Loans not sold or transferred pursuant to Whole Loan
Transfers, Agency Transfers or Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                    Exh. B-2